www.websitename.com Exhibit 10.12 Investors presentation

www.websitename.com RE - IMAGINING COMMUNICATIONS WITH UNMANNED AERIAL VEHICLES Investor Presentation | August 2014

This document contains proprietary information of light & strong, and may not be used, copied, made public, transferred or transmitted to a third party without the prior consent of Light & Strong . INTRODUCTION

OUR VISION Broad communications coverage – satellite, cellular or military – comes at a high cost Unmanned Aerial Vehicle technology can offer radically better coverage at a lower cost Terrestrial coverage requires many cells Aerial coverage with satellites is limited

UNMATCHED COVERAGE = DISRUPTION Altitude: 20 km Cost : 1.2 million $ Coverage radius: 40 km Can communicate with any laptop/phone Altitude: 400 - 600 km Cost : tens of millions $ Coverage radius: limited coverage Limited communications requiring special CPE Altitude: ground level Cost : hundreds of millions infrastructure Coverage radius: 20 km Can communicate with any laptop/phone SATELLITE SOLAR AUV RELAY STATION

LIGHT & STRONG. LITERALLY High Altitude: 65 , 000 No Power: Solar Long Endurance: 5 years continuous flight High Payload: 50 kg Extensive Coverage: 40 km radius All weather immunity

Planar antenna Transmitting broadband HOW IT WORKS Flying Cellular base station GCS Cellular Service Provider RANGE: 200 KM ALTITUDE: 20 KM Land Line 120 40 KM

SUN SPARK Ground control station

SYSTEM

APPLICATIONS 01 CIVIL: Blanket the globe with omnipresent Internet and communications relay 02 MILITARY APPLICATION: Intelligence , Surveillance & Reconnaissance (ISR) 03 MISC: Satellite replacement

A SIZZLING MARKET

RACING TO LAUNCH FIRST Who can launch a high altitude UAV that is capable of continuous flight and can carry a high payload of 50 kg with 5 kw power supply

INTRODUCING LIGHT & STRONG Established in 2007 , 65 FTE, 3000 sq meter facility Compliant with aeronautical standard AS 9100 c Clients include IAI, Elbit , Rafael, MOD and others. Sells 15 M NIS/annually 1 M EBITDA (2014), Expected sales growth of 30 % in 2015 (only core business growth) Recently acquired by Gal Erez and Ofer Amir Creating a new R&D unit, headed by Ephrim Menashy , for Solar UAV

STRONG CORE COMPETENCIES Production technologies Wet lay - up Prepreg lay - up LRI ( liquid resin infusion) RTM (resin transfer molding) Development capabilities UAV aeronautical engineering development UAV platform structural development UAV avionic & software development UAV system integration UAV flight line experiments team

EPHRIM MENASHY R&D SOLAR UAV Over 35 years of experience in the field of development, manufacturing and commercialization of UAVs for military and civil usages; development, manufacturing and commercialization of corresponding avionic systems, Command & Control systems, ground control stations ,several uav platforms, composite uav structures and various payloads for Different needs; Proven track record of development and sale of UAV systems (comprised of several UAVs in each system together with the corresponding C&C systems, ground control stations & various payloads) to governments as end - users (IDF, Singapore, Sri Lanka, United Kingdom, Italy ,USA) and to major manufacturers in the industry ( Elbit , IAI, Malat , tamam , Mbt,Mlm , EL - Op, Rfael ); EXCEPTIONAL TEAM ORI ORBACH CEO Mr. Orbach holds an extensive experience in the Defense market. Prior to Light and Strong, he served in senior positions in several Defense Companies including AGT international, Aeronautics Defense Systems and Elbit Systems. Before that, he served as an aircrew officer in the IAF. During 15 years of experience in the Defense and Aeronautical markets, He acquired vast experience in aeronautical systems development, large scale contracts leading and End - To - End responsibility for P&L units. Mr. Orbach holds a B.Sc Degree in Electrical Engineering, Tel Aviv University GAL EREZ ACTIVE CHAIRMAN Gal has over 23 years of capital market experience and is responsible for investment strategies and portfolio management at Hyperion. OFER AMIR ACTIVE CHAIRMAN Ofer has over 20 years of capital market experience and is responsible for investment strategies and portfolio management at Hyperion.

ROADMAP STAGE 1 Beta: March 2015 stage 1 (wingspan - 22 meters) Generally available: September 2016 Time to full production capacity: January 2016 Payload: 5 kg Wingspan: 22 meter Total system cost: $ 1.2 m ( 1 uav 1 gcs )

ROADMAP STAGE 2 Beta: July 2015 stage - 2 ( wingspan - 45 meters ) Generally available: early 2016 Time to full production capacity: mid 2016 Payload: 50 kg Wingspan: 45 meter Total system cost: $ 1.9 m ( 1 uav 1 gcs )

OUR TECHNOLOGY ADVANTAGE Low cost: $ 1.2 - 1.9 m per system Unique materials: weight 0.2 gr per cubic centimeter Knowhow: 35 years of experience in uav platforms construction Design: 35 years of experience in uav platforms aerodynamic design Protected through IP Patent: we will patent unique design & procedures

THE MARKET THE GLOBAL MARKET FOR UAV PAYLOADS WILL REACH $ 2.91 BN IN 2014 .” (*) VisionGain , a British Business Intelligence provider

FUTURE PLANS Light & Strong was acquired with the vision of the high altitude solar UAV. The Company’s core business is stable and profitable. We are raising $ 3.25 M with a pre - money valuation of $ 13 M. We are working to float the company on NASDAQ in 6 - 12 months

SUMMARY Launching the world’s first solar UAV that would fly at an altitude of 65 , 000 feet – team in place Global opportunity for disruption of communications coverage Roadmap to early product launch Stable underlying business Strong financial backers Exceptional R&D team

BUDGET FOR DEVELOPMENT – STAGE - 1 UAV $ 1.5 M GCS $ 0.5 M MAINTENANCE $ 0.5 M

COMPETITION Satellites Cost $ 50 - 200 million Ground Systems extremely expensive — bandwidth costs between $ 5 and $ 7 per megabyte modems themselves are also expensive, usually costing between $ 1 , 000 and $ 5 , 000 .

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